AZZ Inc. Reports Financial Results for Fiscal Year 2021; Generates Adjusted EPS of $2.11; Reported EPS of $1.52

April 23, 2021 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services today issued its audited consolidated financial statements contained in the Company's Fiscal Year 2021 Annual Report on Form 10-K for the year ended February 28, 2021.

Fiscal Year 2021 Overview and Recent Highlights:
•Achieved 34th consecutive year of profitability
•Reported earnings per share of $1.52 and reported net income of $39.6 million
•Full Year adjusted earnings per share of $2.11 and adjusted net income of $55.0 million
•Sales of $838.9 million, decreased by 21.0% compared to prior year
◦Metal Coatings segment full year results versus prior year:
▪Sales of $457.8 million, down 8.3%, with galvanizing sales down 6.5%
▪Adjusted operating income of $106.7 million, down 1.1%
▪Adjusted operating margin of 23.3%, versus 21.6%, or 170 bps improvement
◦Infrastructure Solutions segment full year results versus prior year:
▪Sales of $381.1 million, down 32.3%
▪Adjusted operating income of $15.7 million, down 62.6%
▪Adjusted operating margin of 4.1% versus 7.5%, or 340 bps decline
•Cash provided from operating activities of $92.0 million decreased 35.3% versus prior year
•Repurchased over 1.2 million shares, totaling $48.3 million, during the fiscal year
•Effective tax rate of 22.3%; 340 basis points improved over prior year
•Company reaffirms fiscal year 2022 guidance; Revenue of $835 - $935 million, and earnings per share of $2.45 - $2.95, excluding potential acquisitions or divestitures

Management Discussion

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, “Throughout fiscal year 2021, the COVID-19 pandemic significantly impacted our operations and financial results. Despite the extraordinary circumstances, the safety and well-being of our employees and continued support of our customers remained top priorities. We were able to generate sales of $838.9 million and net income of $39.6 million, or $1.52 per diluted share, on a reported basis, and achieve our 34th consecutive year of profitability. Our consolidated bookings for the year decreased 19.3% to $785.3 million while our backlog decreased 23.7% to $186.1 million, primarily due to both the pandemic as well as the successful completion of multiple large multi-year international electrical projects for which revenue was recognized in fiscal year 2021. We continued our long history of strong cash flows by generating net cash provided by operating activities of $92.0 million, a decrease of 35.3% compared to prior year. Reported EPS of $1.52 includes pre-tax charges of $20.0 million for impairment and restructuring and the loss on the disposal of the Galvabar and SMS businesses during the year. Excluding these charges, adjusted net income was $55.0 million, down 22.8% compared to prior year adjusted net income of $71.2 million. Adjusted EPS was $2.11, down 22.1% compared to $2.71 as adjusted for the prior year, on a diluted basis.

During the year we returned capital to shareholders by repurchasing 1.2 million shares for $48.3 million dollars, and paid $17.6 million in dividends.”

“Our Metal Coatings segment again delivered solid operating results with sales of $457.8 million, and adjusted operating margins of 23.3%, an improvement of 170 basis points over the prior year. Results were driven primarily by a combination of lower volume, which was offset by lower zinc costs. Our Metal Coatings team continued to drive operational efficiencies aggressively, while maintaining an active merger and acquisition pipeline to support our strategic growth initiatives. Our ability to complete new deals slowed due to the COVID-19 pandemic and, as a result, we completed only one acquisition (Acme Galvanizing) during the fiscal year.”

Mr. Ferguson continued, “Sales for the Infrastructure Solutions segment decreased $181.7 million, or 32.3%, to $381.1 million for fiscal year 2021, compared to $562.8 million for fiscal year 2020. The decrease in sales for fiscal 2021 was attributable to the weak refining turnaround activity, as well as lower sales for some of our electrical products, as a result of COVID-19. Within our Electrical Platform, sales results were mixed across our end-markets of Power Generation, Transmission and Distribution. The team is focused on aggressively pursuing projects and building our backlog as we progress through our first quarter of fiscal year 2022. Our Industrial Solutions platform executed domestic and international turnaround projects, but at a significantly reduced level, due to limited refinery activity and pandemic related travel restrictions. As we have stated previously, we remain cautiously optimistic for an improvement in the refining market, and are positioning our operations for a solid fiscal year 2022.

Reaffirms Fiscal Year 2022 Guidance

Mr. Ferguson added, “We are reaffirming our fiscal year 2022 revenue and earnings per share guidance with earnings to be in the range of $2.45 and $2.95 per diluted share, and estimate sales to be in the range of $835 million to $935 million. Our fiscal year 2022 guidance is based upon the evaluation of information currently available to management and reflects our best estimates given current market conditions, current backlog expectations, and does not include any potential acquisitions or divestitures, nor any federal regulatory changes that may emerge. We continue to experience COVID-related travel restrictions within certain geographical areas served by our Infrastructure Solutions teams, particularly in some key international markets.”

“As we enter fiscal 2022,” concluded Mr. Ferguson, “our focus will be growing our Metal Coatings segment, and building the backlog for enclosures, switchgear and welding solutions in our Infrastructure Solutions segment. We have access to the capital necessary to sustain our operations, provide opportunities for organic growth and allow AZZ to aggressively seek opportunities that fit our strategic growth plan as well as the return of capital to shareholders. We continue to actively pursue initiatives to drive growth, enhance shareholder value and accelerate our strategy to become predominately a metal coatings company, including the ongoing review of our portfolio and capital allocation. I want to express my sincere gratitude to all our employees for their hard work and dedication throughout the pandemic. We expect to emerge from this year a much stronger company, well-positioned to excel in the post-COVID era. We are excited about the opportunities ahead.”

Fourth Quarter Results

Sales for the fourth quarter of fiscal year 2021 were $195.6 million, compared to $245.4 million for the prior year, a decrease of 20.3%. Net income for the quarter was $16.2 million, or $0.63 per share on a diluted basis, up $26.8 million from the prior year, same quarter, which was impacted by charges related to the sale of our Nuclear Logistics business and impairment of Welding Solutions nuclear-related intangible assets. Incoming orders for the three-month period declined to $207.4 million, as compared to $214.7 million for the same quarter last year. The book-to-sales ratio increased slightly to 1.06, compared to 0.87 in last year’s comparable period. As anticipated, backlog at the end of the quarter was $186.1 million, a decrease of 23.7% as compared to the same quarter in the prior year, due to lower order volume in China, along with the effects on the business resulting from the pandemic.

Metal Coatings Segment

For the fourth quarter of fiscal year 2021, Metal Coatings segment sales decreased 13.6% to $106.1 million and operating income increased 17.6% to $26.6 million versus the comparable prior year quarter. Segment operating margin improved to 25.1% of sales, which was 670 basis points higher than the comparable prior year fourth quarter operating margin. Improvement in operating margin was a result of improved labor productivity and operational efficiency driven by our Digital Galvanizing System (“DGS”), as well as lower zinc costs.

Infrastructure Solutions Segment

For the fourth quarter of fiscal year 2021, Infrastructure Solutions segment sales decreased 27% or $33.1 million, as compared to $122.6 million in the same quarter of the prior year. Infrastructure Solutions reported operating income of $3.1 million was 325.3% higher than the comparable prior year quarter which was impacted by the loss on sale of Nuclear Logistics, Inc. Operating margin increased to 3.5% compared to prior year quarter operating margin of (1.1%). On an adjusted basis, operating income of $3.1 million was 60.3% lower than the comparable prior quarter-to-date period. Adjusted operating margin, as percent of sales, was 3.5% compared to 6.3%, as adjusted, in the prior year. During the fourth quarter of fiscal 2020, the Company recorded an impairment charge of $9.2 million related to the Company's exit from the nuclear certified portion of its Industrial Solutions business. The decrease in net sales and operating income was primarily attributable to COVID-related business disruption, particularly within our Welding Solutions business.

The following chart provides an overview of operating income for both our Metal Coatings and Infrastructure Solutions segments, as adjusted for the impairment charges recorded during the quarter:

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months Ended		Year Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Metal Coatings Segment
Sales	$106,149	$122,796	$457,791	$498,989
Segment operating income:
Metal Coatings, as reported	26,591	22,603	95,946	107,926
Impact of restructuring and impairment	(247)	—	10,796	—
Metal Coatings, as adjusted	$26,344	$22,603	$106,742	$107,926
Adjusted operating income as a % of sales	24.8%	18.4%	23.3%	21.6%

Infrastructure Solutions Segment
Sales	$89,480	$122,569	$381,126	$562,828
Segment operating income:
Infrastructure Solutions, as reported	3,123	(1,386)	6,487	32,845
Impact of restructuring and impairment	(23)	9,157	9,203	9,157
Infrastructure Solutions, as adjusted	$3,100	$7,771	$15,690	$42,002
Adjusted operating income as a % of sales	3.5%	6.3%	4.1%	7.5%

Conference Call Details

AZZ Inc. will conduct a conference call to discuss financial results for the fourth quarter and fiscal year 2021 today, Friday, April 23, 2021, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088 (international), confirmation #10153959, or for 30 days at http://www.azz.com/investor-relations.

There will be a slide presentation accompanying today’s call. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Infrastructure Solutions is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the metal coatings markets, power generation markets, electrical transmission and distribution markets and the industrial markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Sales	195,629	245,365	838,917	1,061,817
Cost of sales	149,859	194,261	650,170	824,589
Gross margin	45,770	51,104	188,747	237,228

Selling, general and administrative	27,268	39,738	107,134	139,253
Restructuring and impairment charges	(270)	18,632	19,999	18,632
Operating income	18,772	(7,266)	61,614	79,343

Interest expense	2,272	3,030	9,648	13,463
Other (income) expense, net	144	623	969	990
Income before income taxes	16,356	(10,919)	50,997	64,890
Income tax expense	196	(276)	11,383	16,656
Net income	16,160	(10,643)	$39,614	$48,234
Earnings per common share
Basic	$0.64	$(0.41)	$1.53	$1.84
Diluted	$0.63	$(0.41)	$1.52	$1.84

Diluted weighted average shares outstanding	25,648	26,209	26,045	26,281

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	February 28, 2021	February 29, 2020
Assets:
Current assets (including assets held for sale of $3,684)	$303,492	$354,562
Property, Plant and Equipment, Net	205,909	213,104
Other assets, net	487,041	506,165
Total assets	$996,442	$1,073,831

Liabilities and Shareholders’ Equity:
Current liabilities	$113,850	$280,613
Long-term debt due after one year, net	178,419	77,878
Other liabilities	80,881	80,974
Shareholders' equity	623,292	634,366
Total liabilities and shareholders' equity	$996,442	$1,073,831

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year Ended
	February 28, 2021	February 29, 2020
Net cash provided by operating activities	$92,035	$142,310
Net cash used in investing activities	(28,593)	(69,299)
Net cash provided by (used in) financing activities	(88,425)	(59,739)
Effect of exchange rates on cash	3,133	(590)
Net increase (decrease) in cash and cash equivalents	$(21,850)	$12,682
Cash and cash equivalents at beginning of period	36,687	24,005
Cash and cash equivalents at end of period	$14,837	$36,687

AZZ Inc.
Non-GAAP Disclosure
Adjusted Operating Income, Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company has provided adjusted operating income, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted operating income, adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

The following tables provides a reconciliation for the three and twelve months ended February 28, 2021 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months ended February 28, 2021	Twelve Months ended February 28, 2021
Operating income	$18,772	$61,614
Restructuring and impairment charges	(270)	19,999
Adjusted operating income	$18,502	$81,613

	Three Months ended February 28, 2021		Year Ended February 28, 2021
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income and diluted earnings per share	$16,160	$0.63	$39,614	$1.52
Adjustments (net of tax):
Restructuring and impairment charges:
Metal Coatings	(247)	(0.01)	10,796	0.41
Infrastructure Solutions	(23)	—	9,203	0.35
Subtotal	(270)	(0.01)	19,999	0.77
Tax benefit related to restructuring and impairment charges	63	—	(4,584)	(0.18)
Total adjustments	(207)	(0.01)	15,415	0.59
Adjusted earnings and adjusted earnings per share	$15,953	$0.62	$55,029	$2.11

(1) Adjusted earnings per share amounts included in the table above may not sum due to rounding differences.
(2) The non-GAAP effective tax rates for both the three-and twelve-month periods was 22.9%.